1 Acadian Asset Management Inc. Reports Financial and Operating Results for the Fourth Quarter Ended December 31, 2024 • U.S. GAAP earnings per share of $1.13 for the quarter, 109% increase compared to $0.54 for Q4'23 • U.S. GAAP net income attributable to controlling interests of $42.5 million for the quarter, 86% increase compared to $22.8 million for Q4'23 • Highest ever ENI earnings per share of $1.30 for the quarter, 69% increase compared to $0.77 for Q4'23 • AUM of $117.3 billion at December 31, 2024 • 94%, 93% and 94% of strategies by revenue beat their respective benchmarks over the prior 3-, 5-, and 10- year periods as of December 31, 2024 BOSTON - February 6, 2025 - Acadian Asset Management Inc. (NYSE: AAMI) reports its results for the fourth quarter ended December 31, 2024. Kelly Young, Acadian Asset Management Inc.’s President and Chief Executive Officer, said, "We are thrilled to present Acadian’s first earnings release post our rebranding. Acadian is a leading systematic manager, delivering sustained outperformance through different market cycles. As the only publicly traded pure play quantitative asset manager, our outstanding fourth quarter results reflect strength and momentum in the business. For the fourth quarter of 2024, the Company produced another record ENI earnings per share of $1.30 compared to $0.77 in the fourth quarter of 2023. ENI for the fourth quarter of 2024 was $49.0 million compared to $32.6 million in the fourth quarter of 2023. The 50.3% increase in ENI compared to the fourth quarter of 2023 was primarily driven by higher management fee revenue and incentive fees, due to higher AUM from market appreciation and investment return over the last twelve months. The 68.8% increase in ENI earnings per share compared to the fourth quarter of 2023 was additionally driven by the Company’s accretive share repurchases since December 2023. Our ENI margin also improved to 42% in the fourth quarter of 2024 compared to 36% in the fourth quarter of 2023, demonstrating Acadian's positive operating leverage. Acadian continued to generate remarkable long-term investment outperformance for their clients and relative performance strengthened further in the fourth quarter of 2024. As of December 31, 2024, 94%, 93% and 94% of Acadian’s strategies by revenue beat their respective benchmarks over the prior 3-, 5-, and 10- year periods, respectively. We reported net inflows of $0.9 billion for the fourth quarter of 2024 driven by strong gross sales of $5.5 billion. Acadian generated it’s highest ever sales year with $21 billion of gross sales in 2024, across a number of strategies. Our growth initiatives continued to progress well, in line with our expectations. We started managing external assets in our Credit strategy in the fourth quarter. Acadian continues to invest in expanding our product offering and distribution channels that we expect to drive growth in the long term. Turning to capital management, we had a cash balance of approximately $95 million as of December 31, 2024. As our business continues to generate strong free cash flow, we plan to allocate excess capital to support organic growth and return capital to shareholders." Contact: Investor Relations ir@acadian-inc.com (617) 369-7300 Exhibit 99.1

2 Dividend Declaration The Company’s Board of Directors approved a quarterly interim dividend of $0.01 per share payable on March 28, 2025 to shareholders of record as of the close of business on March 14, 2025. Conference Call Dial-in The Company will hold a conference call and simultaneous webcast to discuss the results at 11:00 a.m. Eastern Time on February 6, 2025. To listen to the call or view the webcast, participants should: Dial-in: Toll Free Dial-in Number: (800) 715-9871 International Dial-in Number: (646) 307-1963 Conference ID: 9046067 Link to Webcast: https://events.q4inc.com/attendee/259486166 Dial-in Replay: A replay of the call will be available beginning approximately one hour after its conclusion either on the Company’s website, at ir.acadian-inc.com or at: Toll Free Dial-in Number: (800) 770-2030 International Dial-in Number: (609) 800-9909 Conference ID: 9046067 About Acadian Asset Management Inc. Acadian Asset Management Inc. is the NYSE listed holding company of Acadian Asset Management LLC, with approximately $117 billion of assets under management as of December 31, 2024. Acadian offers institutional investors across the globe access to a wide array of leading quantitative and solutions-based strategies designed to meet a range of risk and return objectives. For more information, please visit our website at www.acadian-inc.com. Information that may be important to investors will be routinely posted on our website.

3 Forward-Looking Statements This communication includes forward-looking statements which may include, from time to time, anticipated revenues, margins, operating expense, variable compensation and distribution ratios, cash flows or earnings growth profile, anticipated performance and growth of the Company’s business going forward, expected sector trends and their potential impact, expected future net cash flows, expected uses of capital, and capital management, including expectations regarding market conditions. The words or phrases ‘‘will likely result,’’ ‘‘are expected to,’’ ‘‘will continue,’’ ‘‘is anticipated,’’ ‘‘can be,’’ ‘‘may be,’’ ‘‘aim to,’’ ‘‘may affect,’’ ‘‘may depend,’’ ‘‘intends,’’ ‘‘expects,’’ ‘‘believes,’’ ‘‘estimate,’’ ‘‘project,’’ and other similar expressions are intended to identify such forward-looking statements. Such statements are subject to various known and unknown risks and uncertainties and readers should be cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance. Actual results may differ materially from those in forward-looking information as a result of various factors, some of which are beyond the Company’s control, including but not limited to those discussed elsewhere in this communication. Additional factors that could cause actual results to differ from the forward-looking statements in this release include: our financial results are dependent on Acadian Asset Management LLC; our reliance on key personnel; our use of a limited number of investment strategies; our ability to attract and retain assets under management; the potential for losses on seed and co-investment capital; foreign currency exchange risk; risks associated with government regulation; and other facts that may be described in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2024. Due to such risks and uncertainties and other factors, the Company cautions each person receiving such forward-looking information not to place undue reliance on such statements. Further, such forward-looking statements speak only as of the date of this communication and the Company undertakes no obligations to update any forward looking statement to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events. This communication does not constitute an offer for any fund managed by the Company or any subsidiary of the Company. Non-GAAP Financial Measures This communication contains non-GAAP financial measures. Reconciliations of non-GAAP to GAAP financial measures, along with certain segment measures, are included in the Reconciliations and Disclosures section of this communication.

Q4 2024 EARNINGS PRESENTATION February 6, 2025

5 Kelly Young President and Chief Executive Officer Brendan Bradley Chief Investment Officer Melody Huang Director of Finance and Investor Relations

6 Nearly 40-year operating history Founded in 1986, Acadian has delivered sustained outperformance across investment strategies and through market cycles Pure systematic investment firm Managing $117B of AUM, Acadian is a pure systematic manager applying data and technology to the evaluation of global stocks and corporate bonds Strong outperformance 93% of strategies by revenue outperforming benchmarks over 5-year period, with 4.4% annualized excess return Innovative culture Competitive edge in the convergence of talented people, rich data, and powerful tools, 120+ person investment team with 100+ advanced analytical degrees Strong growth platform Implementing product and distribution initiatives to drive sustainable growth Acadian: Only Pure-Play Publicly-Traded Systematic Manager ___________________________________________________________ Data as of December 31, 2024 Please see Definitions and Additional Notes

7 Key Performance Metrics Q4'23 Q4'24 Increase (Decrease) Net income attributable to controlling interests $m $22.8 $42.5 86% U.S. GAAP diluted EPS $0.54 $1.13 109% Economic net income $m $32.6 $49.0 50% ENI diluted EPS $0.77 $1.30 69% Adjusted EBITDA $m $51.5 $72.8 41% NCCF $b $(2.0) $0.9 EOP AUM $b $103.7 $117.3 13% Acadian Q4 2024: Strong Outperformance Highlights ▪ U.S. GAAP EPS of $1.13 up 109% compared to Q4'23 ▪ ENI diluted EPS up 69% compared to Q4'23, highest ever quarterly ENI EPS ▪ Adjusted EBITDA up 41% compared to Q4'23 ▪ $0.9 billion of positive net flows ▪ $117.3 billion AUM ___________________________________________________________ Please see Reconciliations and Disclosures Please see Definitions and Additional Notes

8 Acadian 2024: Strong Outperformance HighlightsKey Performance Metrics FY 2023 FY 2024 Increase (Decrease) Net income attributable to controlling interests $m $65.8 $85.0 29% U.S. GAAP diluted EPS $1.55 $2.22 43% Economic net income $m $75.7 $105.8 40% ENI diluted EPS $1.78 $2.76 55% Adjusted EBITDA $m $133.8 $177.1 32% NCCF $b $(2.3) $1.8 EOP AUM $b $103.7 $117.3 13.1% ___________________________________________________________ Please see Reconciliations and Disclosures Please see Definitions and Additional Notes ▪ U.S. GAAP EPS of $2.22 up 43% compared to 2023 ▪ ENI diluted EPS up 55% compared to 2023, highest ever full-year EPS ▪ Adjusted EBITDA up 32% compared to 2023 ▪ $1.8 billion of positive net flows

9 Financial assets are often mispriced due to investors incorrectly processing information, having incomplete information, or both The Systematic Edge A Proven Investment Philosophy A Systematic, Data-Driven Process Systematic processes capture inefficiencies arising from mispriced fundamental and market information Our edge comes from embracing new ideas and a continuous investment in people, technology, and data

Systematic Investing Capabilities Built On

PEOPLE

Economic intuition & insights of a talented, experienced, diverse group of investors:

120+ person investment team | 1600+ years' collective experience

100+ advanced analytical degrees

DATA

Extensive data repository supplemented by alternative data scouting effort:

500M+ daily observations | 58TB+ data

150+ global markets

CLARITY

Transforming information into insights:

Robust technological infrastructure

Sophisticated analytical tools & portfolio attribution illuminate trends, relationships, and drivers of alpha

ACADIAN ASSET MANAGEMENT INC.

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Strong Performance Track Records

% of Major Strategy Group Assets Outperforming Benchmarks



Global Equity
100%
100%
100%
3-Year
5-Year
10-Year
Emerging Markets Equity
100%
100%
100%
3-Year
5-Year
10-Year
International Equity
100%
100%
100%
3-Year
5-Year
10-Year
Small Cap Equity
100%
100%
100%
3-Year
5-Year
10-Year
Enhanced Equity
100%
100%
100%
3-Year
5-Year
10-Year

Data as of December 31, 2024

Figures calculated using gross of fee strategy composite returns. Global, Emerging, and International Equity groupings reflect similar composites focused on common geographies. Enhanced and Small cap Equity mandates are separately reflected. See Definitions and Additional Notes for additional information on the methodology used to calculate investment performance. Past performance is no guarantee of future results. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Acadian.

ACADIAN ASSET MANAGEMENT INC.

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12 94% 93% 94% 3-Year 5-Year 10-Year Meaningful Long Term Alpha Generation 90% 89% 91% 3-Year 5-Year 10-Year +4.4% 5-year annualized return in excess of benchmark +3.5% 5-year annualized return in excess of benchmark Revenue Weighted Asset Weighted __________________________________________________________ Data as of December 31, 2024 Please see Definitions and Additional Notes for additional information on the methodology used to calculate investment performance. Past performance is no guarantee of future results. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Acadian. Consolidated Firmwide Investment Performance

13 Distribution Platform > 1,000 > 10 years > 90 40 ~40 4 institutional client accounts countries represented across client base investment consultant relationships global distribution offices serving clients experienced distribution professionals average relationship length with top 50 clients Gross Sales ($ in billions) $10 $10 $10 $13 $15 $14 $15 $11 $11 $9 $21 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024

14 Acadian: Established Institutional Investment Manager ▪ 6 clients among the top 20 global asset owners ▪ 27 clients among the top 50 U.S. retirement plans ▪ > 50% of assets from clients invested in multiple Acadian strategies ▪ 36% of assets managed for clients outside the U.S. ▪ > 80 institutional-quality funds available for investors ▪ $21B gross sales in 2024 ▪ $117B AUM ___________________________________________________________ Data as of December 31, 2024

Positive 2024 Net Flows



$0.4b
$0.0b
$0.5b
$0.9b
Q1'24
Q2'24
Q3'24
Q4'24
Gross Sales
Reinvested Dividends
Outflows
Net Flows

ACADIAN ASSET MANAGEMENT INC.
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16 Product Initiatives to Drive Growth Enhanced Equity Equity Extensions Systematic Credit Equity Alternatives

17 Growth Opportunities: Enhanced Equity ▪ Targeting broad investor demand for lower fee, more consistent return allocations as well as investors in $16 trillion global passive equity market (42% of total externally managed equity assets) seeking improved performance with modest incremental risk(1) ▪ Enhanced equity strategies offer attractive risk-adjusted returns with comparatively lower active risk relative to standard active offerings ▪ Example indexes: Russell 1000, S&P 500, MSCI World, MSCI EM Opportunity ▪ Repackages Acadian’s equity capabilities to meet market demand for lower fee, lower risk solutions ▪ Investors seeking above market returns with lower drawdown risks Acadian Edge ▪ Acadian leverages advanced risk modeling and portfolio construction to customize for large mandates ▪ Offers clients more risk-controlled access to Acadian alpha signals ___________________________________________________________ (1) Source eVestment, see Definitions and Additional Notes

18 Growth Opportunities: Equity Extensions ▪ Extension strategies are a form of high conviction investing ▪ These portfolios use both long and short positions to increase a manager’s active views while keeping the underlying capital invested and market exposure roughly unchanged ▪ Example strategy: 130% long / 30% short /100% net exposure Opportunity ▪ Repackages Acadian’s equity capabilities for higher return, higher risk tolerance institutional clients ▪ Notable competitors are at capacity ▪ Improve return for capital invested; capital efficiency is more appealing to investors in an expected low-return environment Acadian Edge ▪ Acadian alpha is effective for both long and short positions ▪ Advanced risk management techniques support offsetting risks across long and short positions

19 Growth Opportunities: Scaling Systematic Credit ▪ First strategies seeded in Q4 2023 and live track records for U.S. High Yield, Global High Yield, and U.S. Investment Grade ▪ Targeting $3T active corporate credit space with offerings across high yield, investment grade, and long duration(1) Opportunity ▪ Few systematic managers have meaningful credit capabilities ▪ Data availability and electronic trading enable systematic offerings ▪ Attractive all-in yields increasing demand for rate-sensitive assets Acadian Edge ▪ State-of-the-art capabilities leveraging our systematic experience ▪ Acadian’s transparency into attribution and value drivers is unique within the credit space ___________________________________________________________ (1) Source eVestment, see Definitions and Additional Notes

20 Growth Opportunities: Scaling Equity Alternatives ▪ First strategies seeded in Q4 2022 ▪ Targeting multi-strategy hedge fund market, which is amongst the fastest growing segments of the global hedge fund industry Opportunity ▪ Higher fee revenue opportunity ▪ Unmet demand for diversified offerings with low equity correlation ▪ Many competitors at capacity and limited selection of premier quant multi-strategy funds Acadian Edge ▪ A systematic process is well-suited to applying alternative data, signals, and portfolio construction techniques ▪ Track record of achieving high returns with low market correlations

21 ___________________________________________________________ Please see Definitions and Additional Notes (1) Represents the Company’s total debt, divided by last twelve months Adjusted EBITDA. (2) Represents the Company’s total debt, net of total cash and cash equivalents, divided by last twelve months Adjusted EBITDA. Low Leverage Ratios With High Liquidity Position ▪ Cash and cash-equivalents totaled $94.8 million ▪ $90.3 million of seed investments ▪ The revolving credit facility was fully paid down as of December 31, 2024; facility supports first quarter seasonal needs ▪ December 31, 2024 leverage ratio(1) of 1.5x; net leverage ratio(2) of 1.0x December 31, 2024 $94.8 $90.3 $274.3 $146.8 $41.4 $273.9 Cash Long Term Debt December 31, 2023 December 31, 2024 ▪ Board declared an interim dividend of $0.01 per share to be paid on March 28, 2025 to shareholders of record as of the close of business on March 14, 2025 Dividend Balance Sheet Profile ($ in millions) Seed Investments

22 86 38 Q4’19 Q4’24 Track Record of Significant Value Creation Through Buybacks ▪ $1.4 billion in excess capital returned to stockholders over the last 5 years through share buybacks and dividends ▪ Share buybacks highly accretive to EPS growth and tax efficient return of capital ▪ Expect to continue generating strong free cash and deploying excess capital toward supporting organic growth and share buybacks (56%) Quarterly Diluted Shares Outstanding (in millions) Return of Capital

23 9x 14x AAMI Peer Average Acadian: Positioned for Multiple Expansion & Value Creation ___________________________________________________________ AAMI calculation based on 2024 ENI EPS and share price as of February 4, 2025; Peer EPS based on consensus estimates or actual results if available. Peers include BEN, VRTS, FHI, TROW, AMG, AB, IVZ, JHG, APAM, VCTR, WT, BLK, CNS 55% CY 2024 P/E Multiple

24 Closing: Acadian Compelling Investment Opportunity ▪ Only pure-play publicly-traded systematic manager ▪ Nearly 40-year track record with competitive edge in systematic investing ▪ Strong performance track record: ▪ > 90% of strategies by revenue outperforming over 3- / 5- / 10- year periods(1) ▪ Outstanding 2024 performance: ▪ Q4’24 ENI EPS up 69%; 2024 ENI EPS up 55% ▪ Positive 2024 NCCF of $1.8B ▪ Drive growth through targeted distribution initiatives ▪ Accelerate growth through new product offerings: ▪ Enhanced Equity and Equity Extensions strategies ▪ Systematic Credit and Equity Alternative capabilities ▪ Trading at modest PE multiple of 9x compared to peer average of 14x ___________________________________________________________ (1) Data as of December 31, 2024

U.S. GAAP Statement of Operations

($ in millions, unless otherwise noted)		Q4'23		Q4'24	Increase (Decrease)		FY 2023		FY 2024
Management fees	$	94.5	$	111.3	17.8 %	$	373.2	$	431.1
Performance fees		36.5		55.4	51.8 %		50.4		71.4
Consolidated Funds' revenue		0.2		1.1	n/m		3.0		3.1
Total revenue		**131.2**		**167.8**	**27.9 %**		**426.6**		**505.6**
Compensation and benefits		67.3		75.6	12.3 %		217.9		265.5
General and administrative		23.6		22.3	(5.5)%		82.6		85.2
Depreciation and amortization		4.6		4.4	(4.3)%		17.3		18.5
Consolidated Funds' expense		0.1		0.5	n/m		2.8		0.9
Total operating expenses		**95.6**		**102.8**	**7.5 %**		**320.6**		**370.1**
Operating income		**35.6**		**65.0**	**82.6 %**		**106.0**		**135.5**
Investment income (loss)		(0.3)		(0.3)	n/m		(0.1)		2.2
Interest income		1.8		0.7	(61.1)%		6.1		3.5
Interest expense		(4.5)		(4.4)	(2.2)%		(19.6)		(19.4)
Net consolidated Funds' investment gains (losses)		2.3		(2.6)	n/m		4.1		3.9
Income before income taxes		**34.9**		**58.4**	**67.3 %**		**96.5**		**125.7**
Income tax expense		11.1		17.8	60.4 %		29.4		38.9
Net income		**23.8**		**40.6**	**70.6 %**		**67.1**		**86.8**
Net income (loss) attributable to non-controlling interests		1.0		(1.9)	n/m		1.3		1.8
Net income attributable to controlling interests	**$**	**22.8**	**$**	**42.5**	**86.4 %**	**$**	**65.8**	**$**	**85.0**
Earnings per share, basic, $	$	0.55	$	1.14	107.3 %	$	1.59	$	2.25
Earnings per share, diluted, $	$	0.54	$	1.13	109.3 %	$	1.55	$	2.22
Average basic shares outstanding (in millions)		41.5		37.4			41.5		37.8
Average diluted shares outstanding (in millions)		42.2		37.6			42.5		38.3
U.S. GAAP operating margin		27 %		39 %	1160 bps		25 %		27 %
Pre-tax income attributable to controlling interests	$	33.9	$	60.3	77.9 %	$	95.2	$	123.9
Net income attributable to controlling interests	$	22.8	$	42.5	86.4 %	$	65.8	$	85.0

Please see Definitions and Additional Notes

Q4'24 vs. Q4'23

- Total revenue increased 27.9% from Q4'23 driven by higher management fees reflecting an increase in average AUM in Q4'24 compared to Q4'23 and higher performance fees
- Operating expenses increased 7.5% from Q4'23 driven by an increase in compensation and benefits expense primarily due to higher sales based compensation, higher variable compensation, and an increase in the value of the Acadian LLC equity plan liability in Q4'24 compared to prior year
- Income tax expense increased 60.4% from Q4'23 in line with the increase in pre-tax earnings
- U.S. GAAP net income attributable to controlling interests increased 86.4% from Q4'23 primarily due to the increase in revenue
- Diluted earnings per share increased 109.3% from Q4'23 due to higher net income attributable to controlling interests in Q4'24, and the decrease in the average diluted shares outstanding, reflecting the positive impact of stock repurchases made during the year

ACADIAN ASSET MANAGEMENT INC.

25

26 Supplemental Information

27 Key Performance Metrics Key Performance Metrics(1) ($ in millions, unless otherwise noted) Q4'23 Q4'24 Increase (Decrease) U.S. GAAP Basis Revenue $ 131.2 $ 167.8 27.9 % Pre-tax income attributable to controlling interests 33.9 60.3 77.9 % Net income attributable to controlling interests 22.8 42.5 86.4 % Diluted shares outstanding (in millions) 42.2 37.6 Diluted earnings per share, $ $ 0.54 $ 1.13 109.3 % U.S. GAAP operating margin 27% 39% 1160 bps Economic Net Income Basis (Non-GAAP measure used by management) ENI revenue $ 131.0 $ 166.7 27.3 % Pre-tax economic net income 44.4 65.8 48.2 % Economic net income 32.6 49.0 50.3 % ENI diluted earnings per share, $ $ 0.77 $ 1.30 68.8 % Adjusted EBITDA 51.5 72.8 41.4 % ENI operating margin 36% 42% 580 bps Segment Information Quant & Solutions Segment ENI $ 50.6 $ 72.9 44.1 % Other Operational Information Assets under management at period end ($ in billions) $ 103.7 $ 117.3 13.1 % Net flows ($ in billions) (2.0) 0.9 n/m _________________________________________________________ Please see Definitions and Additional Notes (1) Please see Reconciliations and Disclosures

28 ENI Revenue ($ in millions) Q4'23 Q4'24 Increase (Decrease) Management fees $ 94.5 $ 111.3 18% Performance fees 36.5 55.4 52% ENI revenue $ 131.0 $ 166.7 27% ENI Revenue ▪ ENI revenue includes management fees and performance fees ▪ Q4'24 ENI revenue of $166.7 million increased from Q4'23 by 27%; primarily due to higher performance fees and higher management fees driven by higher average AUM ▪ Management fees increased 18% from Q4'23 reflecting a 20% increase in average AUM driven by market appreciation Commentary __________________________________________________________ Please see Definitions and Additional Notes

ENI Operating Expenses

Commentary

- ENI operating expenses reflect the Company's operating expenses (excluding variable compensation)
- ENI operating expenses increased to $57.0 million in Q4'24 compared to $52.7 million in Q4'23
- Q4'24 Operating Expense Ratio[1] fell to 51.2% for the period from 55.8% in Q4'23 reflecting the impact of improved operating leverage
- 2025 full-year Operating Expense Ratio expected to be approximately 47%-49% if the equity market remains at the same level; ratio is subject to fluctuations as AUM and ENI management fees change

ENI Operating Expenses

($ in millions)	Q4'23			Q4'24			Increase (Decrease)
		$M	% of MFs[2]		$M	% of MFs[2]	
Fixed compensation and benefits	$	22.9	*24.2 %*	$	25.5	*22.9 %*	*11%*
G&A expenses (excl. sales-based compensation)		22.3	*23.6 %*		21.9	*19.7 %*	*(2)%*
Depreciation and amortization		4.6	*4.9 %*		4.4	*4.0 %*	*(4)%*
Core operating expense subtotal	**$**	**49.8**	***52.7 %***	**$**	**51.8**	***46.5 %***	*4%*
Sales-based compensation		2.9	*3.1 %*		5.2	*4.7 %*	*79%*
Total ENI operating expenses	**$**	**52.7**	***55.8 %***	**$**	**57.0**	***51.2 %***	*8%*
Note: ENI management fees	$	94.5		$	111.3		*18%*

Please see Definitions and Additional Notes
(1) Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees.
(2) Represents reported ENI management fee revenue.

ACADIAN ASSET MANAGEMENT INC.
29

ENI Variable Compensation

Commentary

- Variable compensation is primarily comprised of a contractual percentage of ENI earnings before variable compensation and a contractual split of performance fees, which is awarded to employees and recognized over a contractual vesting period
- Variable compensation also includes non-cash compensation in the form of Acadian LLC equity provided through recycling and AAMI equity
- Q4'24 Variable Compensation Ratio decreased to 35.7% from 39.0% in Q4'23; ratio decreased largely driven by higher growth in performance fee revenue
- 2025 full-year Variable Compensation Ratio expected to be 44%-48%

ENI Variable Compensation

($ in millions)		Q4'23		Q4'24	Increase (Decrease)
Cash variable compensation	**$**	**28.7**	**$**	**37.5**	*31%*
Add: Non-cash equity-based award amortization		1.8		1.7	*(6)%*
Variable compensation		**30.5**		**39.2**	*29%*
Earnings before variable compensation	**$**	**78.3**	**$**	**109.7**	*40%*
Variable Compensation Ratio (VC as % of earnings before variable comp.)		39.0 %		35.7 %	*(322) bps*

Please see Definitions and Additional Notes

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Acadian LLC Key Employee Distributions

Commentary

- Represents key employees' share of profit from Acadian LLC's earnings
- 2025 full-year Distribution Ratio expected to be 7%-8% if the equity market remains at the same level; mix of core and performance fee profits will impact the ratio

Acadian LLC Key Employee Distributions

($ in millions)		Q4'23		Q4'24	Increase (Decrease)
(A) Earnings after variable compensation (ENI operating earnings)	$	47.8	$	70.5	*47%*
(B) **Less: Acadian LLC key employee distributions**		**(1.2)**		**(2.3)**	*n/m*
Earnings after Acadian LLC key employee distributions	$	46.6	$	68.2	*46%*
Acadian LLC Key Employee Distribution Ratio ((B) / (A))		2.5 %		3.3 %	*75 bps*

Please see Definitions and Additional Notes

ACADIAN ASSET MANAGEMENT INC.

31

32 ($ in millions) December 31, 2023 December 31, 2024 Assets Cash and cash equivalents $ 146.8 $ 94.8 Investment advisory fees receivable 143.4 164.7 Right of use assets 57.2 52.5 Investments 64.7 67.9 Other assets 164.1 164.0 Assets of consolidated Funds 35.2 159.3 Total assets $ 611.4 $ 703.2 Liabilities and shareholders’ equity Accounts payable and accrued expenses $ 140.4 $ 157.5 Third party borrowings 273.9 274.3 Operating lease liabilities 72.4 67.3 Other liabilities 70.9 95.8 Liabilities of consolidated Funds 4.3 21.2 Total liabilities $ 561.9 $ 616.1 Shareholders’ equity 40.2 20.0 Redeemable NCI of consolidated Funds 9.3 67.1 Total equity 49.5 87.1 Total liabilities and equity $ 611.4 $ 703.2 Weighted average quarterly diluted shares 42.2 37.6 Leverage ratio(1) 2.0 x 1.5 x Net leverage ratio(2) 0.9 x 1.0 x Balance Sheet Management _______________________________________________________________ Please see Definitions and Additional Notes (1) Represents the Company’s third party borrowings and revolving credit facility, divided by last twelve months Adjusted EBITDA. (2) Represents the Company’s third party borrowings and revolving credit facility, net of total cash and cash equivalents, divided by last twelve months Adjusted EBITDA.

33 Assets Under Management Rollforward ($ in billions, unless otherwise noted) Q4'23 Q4'24 FY 2023 FY 2024 Beginning balance $ 97.4 $ 120.3 $ 93.6 $ 103.7 Gross sales 2.6 5.5 9.3 21.2 Gross outflows (5.5) (5.4) (15.2) (22.7) Reinvested income and distributions 0.9 0.8 3.6 3.3 Net flows (2.0) 0.9 (2.3) 1.8 Market appreciation (depreciation) 8.3 (3.9) 12.4 11.8 Ending balance $ 103.7 $ 117.3 $ 103.7 $ 117.3 Average AUM $ 98.6 $ 118.1 $ 98.4 $ 112.3 ENI management fee rate 38 38 38 38

34 Reconciliations and Disclosures

Reconciliations from U.S. GAAP to Non-GAAP Measures[1]

($ in millions)	Q4'23	Q4'24	FY 2023	FY 2024
U.S. GAAP net income attributable to controlling interests	**$ 22.8**	**$ 42.5**	**$ 65.8**	**$ 85.0**
Adjustments to reflect the economic earnings of the Company:				
1 Non-cash key employee-owned equity and profit interest revaluations[2]	2.5	3.6	(0.1)	23.2
2 Amortization of acquired intangible assets[2]	—	—	—	—
3 Capital transaction costs[2]	0.1	0.1	0.3	0.3
4 Seed/Co-investment (gains) losses and financings[2]	(0.7)	1.6	(1.5)	(2.8)
5 Tax benefit of goodwill and acquired intangible deductions	0.4	0.3	1.5	1.5
6 Discontinued operations attributable to controlling interests and restructuring [2][3]	8.6	0.2	9.5	1.6
Total adjustment to reflect earnings of the Company	**$ 10.9**	**$ 5.8**	**$ 9.7**	**$ 23.8**
Tax effect of above adjustments[2]	(2.8)	(1.5)	(2.2)	(6.1)
7 ENI tax normalization	1.7	2.2	2.4	3.1
Economic net income	**$ 32.6**	**$ 49.0**	**$ 75.7**	**$ 105.8**
ENI net interest expense to third parties	2.2	2.4	11.8	11.9
Depreciation and amortization[4]	4.9	4.6	18.6	19.0
Tax on Economic Net Income	11.8	16.8	27.7	40.4
Adjusted EBITDA	**$ 51.5**	**$ 72.8**	**$ 133.8**	**$ 177.1**

ENI Adjustments

1. Exclude non-cash expenses representing changes in the value of Acadian LLC equity and profit interests held by Acadian LLC key employees
2. Exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles
3. Exclude capital transaction costs including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets
4. Exclude gains/losses on seed capital and co-investments, as well as related financing costs
5. Include cash tax benefits related to tax amortization of acquired intangibles
6. Exclude results of discontinued operations as they are not part of the ongoing business, and restructuring costs incurred in continuing operations
7. Exclude one-off tax benefits or costs unrelated to current operations

Please see Definitions and Additional Notes

(1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Annual Report on Form 10-K.

(2) Tax-affected items for which adjustments are included in "Tax effect of above adjustments" line, excluding the discontinued operations component of item 6; taxed at 27.3% U.S. statutory rate (including state tax).

(3) The three months ended December 31, 2023 includes costs associated with the transfer of an insurance policy from our former Parent of $0.4 million, severance-related costs at Acadian LLC of $7.3 million, and legal-related restructuring costs at the Hold Co of $0.9 million. The three months ended December 31, 2024 includes costs associated with the transfer of an insurance policy from our former Parent of $0.4 million and severance-related items at Acadian LLC of $(0.2) million. The twelve months ended December 31, 2023 includes costs associated with the transfer of an insurance policy from our former Parent of $1.3 million severance-related costs at Acadian LLC of $7.3 million, legal-related restructuring costs at the Hold Co of $0.9 million. The twelve months ended December 31, 2024 includes costs associated with the transfer of an insurance policy from our former Parent of $1.3 million, severance-related items at Acadian LLC of $(1.0) million and costs associated with the wind-down of the MACS business in the standalone format of $1.3 million.

(4) Includes non-cash equity-based award amortization expense.

ACADIAN ASSET MANAGEMENT INC.
35

Reconciliations from U.S. GAAP to Non-GAAP Measures[1] (cont.)

Reconciliation of per-share U.S. GAAP Net Income to Economic Net Income per share

($)	Q4'23	Q4'24	FY 2023	FY 2024
U.S. GAAP net income per share	$ 0.54	$ 1.13	$ 1.55	$ 2.22
Adjustments to reflect the economic earnings of the Company:				
i. Non-cash key employee-owned equity and profit interest revaluations	0.06	0.10	—	0.61
ii. Amortization and impairment of goodwill and intangible assets	—	—	—	—
iii. Capital transaction costs	—	—	0.01	0.01
iv. Seed/Co-investment gains and financing	(0.02)	0.04	(0.04)	(0.07)
v. Tax benefit of goodwill and acquired intangibles deductions	0.01	0.01	0.04	0.04
vi. Discontinued operations and restructuring	0.20	—	0.21	0.03
vii. ENI tax normalization	0.04	0.06	0.06	0.08
Tax effect of above adjustments, as applicable	(0.06)	(0.04)	(0.05)	(0.16)
Economic net income per share	$ 0.77	$ 1.30	$ 1.78	$ 2.76

Reconciliation of U.S. GAAP Revenue to ENI Revenue

($ in millions)	Q4'23	Q4'24
U.S. GAAP revenue	$ 131.2	$ 167.8
Exclude revenue from consolidated Funds	(0.2)	(1.1)
ENI revenue	$ 131.0	$ 166.7

Please see Definitions and Additional Notes

(1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Annual Report on Form 10-K.

ACADIAN ASSET MANAGEMENT INC.

36

37 Reconciliations from U.S. GAAP to Non-GAAP Measures(1)(cont.) Reconciliation of U.S. GAAP Operating Expense to ENI Operating Expense ($ in millions) Q4'23 Q4'24 U.S. GAAP operating expense $ 95.6 $ 102.8 Less: items excluded from ENI Non-cash key employee-owned equity and profit interest revaluations (2.5) (3.6) Restructuring costs(2) (8.6) (0.2) Funds’ operating expense (0.1) (0.5) Less: items segregated out of U.S. GAAP operating expense Variable compensation(3) (30.5) (39.2) Acadian key employee distributions (1.2) (2.3) ENI operating expense $ 52.7 $ 57.0 ___________________________________________________________ Please see Definitions and Additional Notes (1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company’s Annual Report on Form 10-K. (2) The three months ended December 31, 2023 includes costs associated with the transfer of an insurance policy from our former Parent of $0.4 million, severance-related costs at Acadian LLC of $7.3 million, and legal-related restructuring costs at the Hold Co of $0.9 million. The three months ended December 31, 2024 includes costs associated with the transfer of an insurance policy from our former Parent of $0.4 million and severance-related items at Acadian LLC of $(0.2) million. (3) Represents ENI variable compensation. For the three months ended December 31, 2023 and December 31, 2024 , the U.S. GAAP equivalent of variable compensation was $37.8 million and $39.0 million, respectively.

38 Reconciliation of U.S. GAAP Pre-tax Income to Pre-tax ENI ($ in millions) Q4'23 Q4'24 U.S. GAAP pre-tax income $ 34.9 $ 58.4 Adjustments to reflect the economic earnings of the Company: Non-cash key employee-owned equity and profit interest revaluations 2.5 3.6 Capital transaction costs 0.1 0.1 Seed/Co-investment (gains) losses and financings (0.7) 1.6 Discontinued operations and restructuring costs(2) 8.6 0.2 Net income attributable to non-controlling interests (1.0) 1.9 Pre-tax ENI $ 44.4 $ 65.8 Reconciliations from U.S. GAAP to Non-GAAP Measures(1)(cont.) ___________________________________________________________ Please see Definitions and Additional Notes (1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company’s Annual Report on Form 10-K. (2) The three months ended December 31, 2023 includes costs associated with the transfer of an insurance policy from our former Parent of $0.4 million, severance-related costs at Acadian LLC of $7.3 million and legal-related restructuring costs at the Hold Co of $0.9 million. The three months ended December 31, 2024 includes costs associated with the transfer of an insurance policy from our former Parent of $0.4 million and severance-related items at Acadian LLC of $(0.2) million.

39 Segment Reconciliation ($ in millions) Q4'23 Q4'24 U.S. GAAP Consolidated Revenue $ 131.2 $ 167.8 Exclude revenue from consolidated funds (a) 0.2 1.1 Quant & Solutions Segment ENI Revenue 131.0 166.7 Quant & Solutions Segment ENI Expenses Fixed compensation and benefits (b) 21.5 23.8 Variable compensation (c) 29.9 38.1 Affiliate key employee distributions (d) 1.2 2.3 Depreciation and amortization (e) 4.6 4.4 Other segment items (f) 23.2 25.2 Segment ENI $ 50.6 $ 72.9 Reconciliation of segment ENI to net income attributable to controlling interests: Unallocated Corporate expenses (g) (5.3) (5.1) Adjustments and reconciling items (h) (7.2) 0.8 Non-cash compensation expenses for Acadian LLC key employee equity and profit interest revaluations (i) (2.5) (3.6) Investment income (loss) (0.3) (0.3) Interest income 1.8 0.7 Interest expense (4.5) (4.4) Net consolidated funds' investment gains (losses) 2.3 (2.6) Income before Income Taxes $ 34.9 $ 58.4 Income tax expense (11.1) (17.8) Consolidated Net Income $ 23.8 $ 40.6 Net income attributable to non-controlling interests in consolidated Funds (1.0) 1.9 Net income attributable to controlling interests $ 22.8 $ 42.5

40 Segment Reconciliation (continued) Notes to Segment Reconciliation (a) Adjusted to exclude consolidated Funds revenues which are included in U.S. GAAP revenue (b) Fixed compensation and benefits includes base salaries, payroll taxes and the cost of benefit programs provided, adjusted for severance relating to restructuring costs. (c) Variable compensation is contractually set and calculated individually for Acadian LLC bonuses, adjusted for non-cash Acadian LLC key employee equity revaluations and severance relating to restructuring costs. (d) Acadian LLC key employee distributions includes the share of Acadian LLC profits after variable compensation that is attributable to the Acadian LLC key employee equity and profits interests holders, according to their ownership interests. (e) Depreciation and amortization includes US GAAP depreciation and amortization, adjusted for costs associated with the wind-down of the MACS business in the standalone format. (f) Other segment items includes segment systems, portfolio administration costs and other general & administrative expenses. (g) Unallocated corporate expenses include compensation and benefits of $2.8 million and general and administrative expenses of $2.3 million related to Hold Co which are included in U.S. GAAP net income attributable to controlling interests for Q4’24. Unallocated corporate expenses include compensation and benefits of $2.0 million and general and administrative expenses of $3.3 million related to Hold Co which are included in U.S. GAAP net income attributable to controlling interests for Q4’23. (h) Adjustments and reconciling items includes consolidated Funds revenue and expense and restructuring costs. (i) Non-cash Acadian LLC key employee equity revaluations represent changes in the value of Acadian LLC equity and profit interests held by Acadian LLC key employees, which are included within the U.S. GAAP compensation and benefits expense

41 References to “Acadian Asset Management”, “Acadian”, “AAMI” or the “Company” refer to Acadian Asset Management Inc.; references to “Hold Co” refer to AAMI and its subsidiaries excluding Acadian Asset Management LLC (“Acadian LLC”). The Company currently operates its business through one asset management firm, Acadian LLC. The Company’s distribution activities are conducted in various jurisdictions through affiliated companies in accordance with local regulatory requirements. The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Acadian LLC variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP. The Company re-categorizes certain line items on the income statement to: • exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its shareholders; • include within management fee revenue any fees paid to Acadian by consolidated Funds; • treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; and • identify separately from operating expenses, variable compensation and Acadian LLC key employee distributions, which represent Acadian LLC earnings shared with Acadian LLC key employees. The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by: i. excluding non-cash expenses representing changes in the value of Acadian LLC equity and profit interests held by Acadian LLC key employees. These ownership interests may in certain circumstances be repurchased by the Hold Co at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by the Hold Co can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. ii. excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. iii. excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets. iv. excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments in Acadian LLC products, which can be variable from period to period. v. including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP. vi. excluding the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, restructuring costs incurred in continuing operations. vii. excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization. Definitions and Additional Notes

42 The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments. Adjusted EBITDA Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Refer to the reconciliation of U.S. GAAP net income attributable to controlling interests to ENI and Adjusted EBITDA. Segment ENI Segment ENI represents ENI for the Company’s reportable segment, calculated in accordance with the Company’s definition of Economic Net Income, before income tax, interest income and interest expense. Methodologies for calculating investment performance: Revenue-weighted investment performance measures the percentage of management fee revenue generated by Acadian strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming. Figures calculated using gross of fee strategy composite returns. Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks. It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming. Figures calculated using gross of fee strategy composite returns. ENI operating earnings ENI operating earnings represents ENI earnings before Acadian LLC key employee distributions and is calculated as ENI revenue, less ENI operating expense, less ENI variable compensation. It differs from economic net income because it does not include the effects of Acadian LLC key employee distributions, net interest expense or income tax expense. ENI operating margin The ENI operating margin, which is calculated before Acadian LLC key employee distributions, is used by management and is useful to investors to evaluate the overall operating margin of the business without regard to the Company’s various ownership levels at Acadian LLC. ENI operating margin is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI revenue. The ENI operating margin is most comparable to the Company’s U.S. GAAP operating margin. ENI management fee revenue ENI management fee revenue corresponds to U.S. GAAP management fee revenue. ENI operating expense ratio The ENI operating expense ratio is used by management and is useful to investors to evaluate the level of operating expense as measured against the Company’s recurring management fee revenue. The Company has provided this ratio since many operating expenses, including fixed compensation & benefits and general and administrative expense, are generally linked to the overall size of the business. The Company tracks this ratio as a key measure of scale economies because in its profit sharing economic model, scale benefits both Acadian LLC employees and AAMI shareholders. ENI earnings before variable compensation ENI earnings before variable compensation is calculated as ENI revenue, less ENI operating expense. Definitions and Additional Notes

43 ENI variable compensation ratio The ENI variable compensation ratio is calculated as variable compensation divided by ENI earnings before variable compensation. It is used by management and is useful to investors to evaluate consolidated variable compensation as measured against the Company’s ENI earnings before variable compensation. Variable compensation is usually awarded based on a contractual percentage of Acadian LLC’s ENI earnings before variable compensation and may be paid in the form of cash or non-cash Acadian LLC equity or profit interests. Hold Co variable compensation includes cash and AAMI equity. Non-cash variable compensation awards typically vest over several years and are recognized as compensation expense over that service period. ENI Acadian LLC key employee distribution ratio The Acadian LLC key employee distribution ratio is calculated as Acadian LLC key employee distributions divided by ENI operating earnings. The ENI Acadian key employee distribution ratio is used by management and is useful to investors to evaluate Acadian LLC key employee distributions as measured against the Company’s ENI operating earnings. Acadian LLC key employee distributions represent the share of Acadian LLC profits after variable compensation that is attributable to Acadian LLC key employee equity and profit interests holders, according to their ownership interests. For Acadian LLC profit interest distributions, the Hold Co is entitled to an initial preference over profits after variable compensation, structured such that before a preference threshold is reached, there would be no required key employee distributions, whereas for profits above the threshold the key employee distribution amount would be calculated based on the key employee economic percentages at Acadian LLC. U.S. GAAP operating margin U.S. GAAP operating margin equals operating income from continuing operations divided by total revenue. Consolidated Funds Financial information presented in accordance with U.S. GAAP may include the results of consolidated pooled investment vehicles, or Funds, managed by Acadian LLC, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds to the extent it is not attributable to the Company’s shareholders. Reinvested income and distributions Net flows include reinvested income and distributions. Reinvested income and distributions represent investment yield not distributed as cash, and reinvested back to the portfolios. eVestment eVestment Alliance, LLC and its affiliated entities (collectively, “eVestment”) collect information directly from investment management firms and other sources believed to be reliable, however, eVestment does not guarantee or warrant the accuracy, timeliness, or completeness of the information provided and is not responsible for any errors or omissions. Copyright 2012-2025 eVestment Alliance, LLC. All Rights Reserved. n/m “Not meaningful.” Definitions and Additional Notes